UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice President and General Manager

Brian Gilbertson, age 55, has been appointed as Vice President and General Manager of Lifeboat Distribution (“Lifeboat”), a subsidiary of Wayside Technology Group, Inc., effective as of May 23, 2016.

Mr. Gilbertson joined Lifeboat in 2015 as Vice President, Business Development.  Since 2003, Mr. Gilbertson has held leadership positions in distribution and high-tech vendor companies.  Prior to joining Lifeboat, Mr. Gilbertson served as the Senior Director for Arrow Enterprise Computing Solutions from November 2006 to February 2015.  While at Arrow, Mr. Gilbertson had responsibility for the P&L, development and execution of strategic direction, and day to day operations.  Prior to Arrow, he served as the Director of Sales for Alternative Technology from July 2003 to November 2006.

In connection with Mr. Gilbertson’s appointment, a press release was issued and which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated May 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.
Date: May 25, 2016	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chief Executive Officer